Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Acadia Realty Trust for the registration of 312,013 common shares of beneficial interest and to the incorporation by reference therein of our report dated March 12, 2004, with respect to the consolidated financial statements and schedule of Acadia Realty Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

New York, New York
April 23, 2004